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                                                                     EXHIBIT 4.3


                              CERTIFICATE OF TRUST

                                       OF

                            TELEBANC CAPITAL TRUST II

           This Certificate of Trust of TeleBanc Capital Trust II is being executed and filed by the undersigned, as trustees, for the purposes of forming a business trust pursuant to the Delaware Business Trust Act (12 Del. C. Sections 3801 et seq.).

     1. Name. The name of the business trust formed hereby is "TeleBanc Capital Trust II" (the "Trust").

     2. Delaware Trustee. The name and business address of the trustee of the Trust that has its principal place of business in the State of Delaware are as follows:

           Wilmington Trust Company
           Rodney Square North
           1100 North Market Street
           Wilmington, Delaware 19890-0001

           IN WITNESS WHEREOF, the undersigned, being all of the initial trustees of the Trust, have duly executed this Certificate of Trust.

WILMINGTON TRUST COMPANY
as Delaware Trustee

By: /s/ Wilmington Trust Company               /s/ Aileen Lopez Pugh
   -------------------------------            ----------------------------------
     Name:                                    As Administrative Trustee



 /s/ David Smilow                              /s/ Mitchell Caplan
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As Administrative Trustee                     As Administrative Trustee